Welcome to Servcorp

ONE WORLD TRADE CENTER

This Service Agreement is made between Servcorp (1), the Client (2a) and the Guarantor (2b) below

Tuesday, April 26, 2016

1 SERVCORP OFFICE ("The Centre")

City	New York
	Servcorp Fulton Street
Web address	www.servcorp.com
Address	One World Trade Center Suite 8500
	New York , NY 10007
Business number	212-220-8500

2a CLIENT

Company name	Drone USA Inc.
Web address	http://www.drone1usa.com/
Address	140 Broadway 6th Floor
	New York, NY 10005
Email Address	mike@drone1usa.com
Business number	203-410-8924

2b GUARANTOR

Name	
Residential address	
Telephone number	
Email address	
Passport / Drivers licence number	

3 BANK

Servcorp bank	Wells Fargo
Servcorp branch	150 East 42nd Street 36th FL New York NY 10017
Servcorp account name	Servcorp Fulton Street LLC
Servcorp account number	4969145242 Sort Code: 121000248 Swift: WFBIUS6S
Client bank	
Client account name	
Client account number	Swift
Start date of Direct Debit	

4 CLIENT'S HEAD OFFICE

Contact name	
Address	
Email address	
Telephone number	

5 COMMERCIAL REFERENCES

REFERENCE 1	
Company name	
Contact name	
Telephone number	
REFERENCE 2	
Company name	
Contact name	
Telephone number	

6 INITIAL INVOICE DETAILS

Office(s) fee first month	$	-	FR: 5/1/2016 TO: 5/31/2016
Outgoings	$	-	*Partitioned Double Windowed Office, included in rent*
Connect 2 Pack	$	560.00	Connect 2 Pack includes:
Telephone Connection	$	-	2
Fibre Broadband Internet	$	-	2
OneFone App	$	-	2
OneFax	$	-	1
Beverages	$	120.00	2 persons x $60
SERVCORP ONLINE	$	-	1
Additional furniture	$	-	5 pieces complimentary
INITIAL INVOICE	**$**	**680.00**	
Security deposit	$	10,000.00	2 month's list rental
Activation fees	$	1,700.00	$850/person
Tax	to be calculated with initial invoice		
SET UP FEES:	**$**	**11,700.00**	
TOTAL AMOUNT DUE	**$12,380.00**		

7 ACCOMMODATION DETAILS

Office number(s)	Offices #24		("The Office(s)")
List Office(s) fee	$5,000		
Notice period	2 months (on or before February 28th, 2017)		
Term commencement date	May 1, 2016		
Initial term ending date	April 30, 2017		(Refer to Clause 4)
Term of the agreement	12 months		
Outgoings per office	*included in office rent*	Number of People: 2	
Office(s) fee per month	$0	Fr: 5/1/2016	To: 7/31/2016
Office(s) fee per month	$5,000	Fr: 8/1/2016	To: 4/30/2017
Office(s) fee per month	Market Rate	Fr: 5/1/2017	ongoing

8 COMMENTS

Monthly Office Rental Fee shall be discounted by 100% from $5,000 to $0 per month for the period of May 1, 2016 through July 31, 2016 during the initial Service Agreement term only. Monthly Office Rental Fee will thereafter revert to $5,000 from August 1, 2016 to April 30, 2017 as per section 7 above of this Service Agreement. Monthly Office Fee listed in section 7 will accommodate 2 people. To add additional people after the activation date, Servcorp Connect Packages and Activation Fees shall apply. Servcorp Connect 2 provides eligibility for up to $560 per month in call credits on local, national, international, and mobile telephones calls and 30 GB of internet usage, subject to Servcorp's fair usage guidelines, then charged at $0.02 per mb thereafter. Outbound phone calls are billed at current call rates depending on destination. All recurring fixed costs as noted in section 6 will apply for the entire term. At end of initial agreement term all discounts on office rental rates will expire and rates will reflect market list rates upon renewal. Should Client wish to terminate on the initial term ending April 30, 2017, a two months' written notice on or before February 28, 2017 is required. Should the client wish to use meeting rooms, day office or business lounge in addition to office usage, time will be billed in full based on current during hours and after hours rates and must be reserved in advance. Should Client wish to have phone, mail, meeting or guest services for company names other than the one listed in Section 2, business identity packages and additional fees shall apply. 5 pieces furniture included complimentary. Thereafter chargeable at $85/piece per month.

9 INCLUDED IN OFFICE(S) FEE DURING INITIAL TERM

Executive Desk: 2
Executive Chair: 2
Two-Drawer Filing Cabinet: 1

SERVCORP ONLINE MEMBERSHIP

Membership Includes:

- Five days per month complimentary access to an office/business lounge in any other Servcorp city (subject to availability)
- "Test the Waters TM " two months virtual office facility in any Servcorp city
- Special Membership discounts
- Transfer your agreement to any Servcorp location (subject to availability)
- *10% Introduction fee for successfully introducing a new Servcorp Client

The Client and Guarantor confirm that he/she has read and understood the terms and conditions overleaf and agrees to be bound by them and Servcorp agrees to provide the Services and Facilities as mentioned. THIS SERVICE AGREEMENT AND SUBSEQUENT SCHEDULES (which form part of this Service Agreement) ARE CONFIDENTIAL. The Servcorp International Partnership Manager can be contacted on +61 2 9231 7478. This Service Agreement does not automatically end. See section 4 Services Continuation clause Overleaf. This Agreement can not be terminated by the client during the initial Service Agreement term.

We enter into this Service Agreement and agree to all its conditions.

Signed for and on behalf of Servcorp	Signed by the Guarantor	Singed for and on behalf of the Client
Name (printed): Jennifer GOODWYN	Name (printed):	Name (printed): Michael Bannon
Date: 04.28.16	Date:	Date: 4/28/16
		Drivers licence / passport number: 10451561 5
Signature: Jennifer Goodwyn	Signature:	Signature: [signature]

Email communication

i. The email address provided on the Service Agreement shall be used by Servcorp for all email communication with the client. This includes general client communication, pricing changes, news and special offers. Written notification and an alternate email address must be provided to Servcorp if a client does not want to be contacted at this email address.

ii. Under no circumstances shall the client email address be provided to any external or third party providers.

SERVCORP

THE CLIENT AND GUARANTOR (WHERE APPLICABLE) COVENANTS WITH SERVCORP:

1. Services

a. In order for Servcorp to provide temporary office services to the Client, Servcorp shall:

i. Provide core services including but not limited to Unified Communications, Servcorp Broadband Connection(s), Servcorp Online and beverage package(s) (hereinafter referred to as the "Core Services"). Core services are provided on a per person basis and can only be terminated if exceeding the number of people within the Office(s).

ii. Provide other ancillary services as requested by the Client and agreed to by Servcorp, the contents of which shall be separately designated by Servcorp (hereinafter referred to as the "Ancillary Services"). The Core Services and Ancillary Services shall be referred to collectively as the "Services". The Client shall pay Servcorp a fee for the Services.

iii. Provide a temporary accommodation service (hereinafter referred to as the "Accommodation Service") by permitting temporary use of office space (hereinafter referred to as the "Office(s)" as defined in Item 7 overleaf) and the functions of the Office(s) at such location or locations within the Centre as Servcorp shall designate from time to time.

b. Servcorp and the Client acknowledge that this Service Agreement is an agreement for the provision of Services for temporary use of a complete suite of office services and neither this Service Agreement nor the presence of the Client or any person or persons at any time constitutes or creates any tenancy, tenancy interest, leasehold estate or other real property interest and this agreement is not a rental agreement with respect to the Office(s). The Client agrees and acknowledges that for as long as this Service Agreement continues if Servcorp deems necessary, the accommodation may be provided in office space other than the Office(s). Expenses occurred in connection with such move to other office space shall be borne to the extent reasonable by Servcorp.

2. Payment

a. The Accommodation Service shall be paid for monthly in advance by way of **Direct Debit, Check, Direct Deposit** on the **first day** of each and every month to Servcorp at its bank and in respect of any broken period a pro-rata adjustment shall be made.
Cancellation of the Direct Debit without Servcorp being notified in writing shall be deemed a fundamental breach of this Service Agreement.

b. Services are to be paid for **SEVEN DAYS AFTER DATE OF INVOICE**. The Client will notify Servcorp in writing of any dispute and the reasons for it within seven days of date of invoice. If the parties agree there is a disputed amount, the Client shall pay the undisputed portion of the invoice(s) on or before the due date. Any invoice issued by Servcorp shall constitute formal demand for payment.

3. Security Deposit

a. Upon receipt of a security deposit to hold an Office, a suitable amount of office space will be held for up to 30 days. This deposit is non refundable if the Client does not proceed with this Service Agreement.

b. Any security deposit lodged by the Client under this Service Agreement will be lodged as security for Servcorp or its agent against default by the Client and as security for the Client's liability for all matters under this Service Agreement. Servcorp shall be entitled to deduct from the security deposit any monies owed to Servcorp for the Services or apply the same towards the satisfaction of any amount that may be payable to Servcorp or to a third party in respect of this Service Agreement for any reason. Neither the giving of the security deposit nor any deduction from it by Servcorp shall relieve the Client from any of its obligations under this Service Agreement or act as a waiver of or otherwise limit Servcorp's right to recover against the Client for any breach of this Service Agreement.

c. The security deposit is refundable to the Client but only after written request has been made by the Client with forwarding bank details to facilitate return of the security deposit. Servcorp shall be entitled to hold the security deposit for a period of 60 days after termination.

d. If the Client's account for a month shall exceed by 50% the security deposit held, the Client shall within seven days after receipt of the account increase the amount of the Security Deposit by paying to Servcorp a sum equal to such excess.

4. Services Continuation

Unless:

a. Servcorp gives at least one month's written notice to the Client demanding that it ceases its temporary occupation of the Office(s) on the date of expiration of the original term of this Service Agreement; or

b. The Client gives at least the required notice (as set out in Item 7 overleaf) to Servcorp IN WRITING to end temporary occupation on that date of expiration and not before the Initial Term Ending Date:
This Service Agreement shall from that date of expiration continue as a periodic Service Agreement for a period equal to the term of the original term of the Service Agreement (as set out in Item 7 overleaf), at a service fee which is appropriate at the time of such renewal as determined by Servcorp in its absolute discretion and notified by it to the Client.

5. Insurance

a. To insure for public liability covering all sums which the Client may become legally liable to pay for at least US$2million.

b. To insure all goods held in the Office(s). Servcorp will not be held responsible for loss, theft or damage of the goods howsoever caused.

c. Servcorp will insure for Public Liability covering all sums which Servcorp shall become legally liable to pay.

6. Government Charges, Rates & Taxes

a. To pay all Local and other Government taxes due for Services. All amounts mentioned in this Service Agreement are exclusive of such taxes.

b. To reimburse Servcorp within SEVEN DAYS AFTER THE DATE OF INVOICE, the percentage specified under "outgoings" (as set out in Item 7 overleaf) for rates, water and sewerage rates, and all other expenses from time to time payable by Servcorp in respect of the Centre (as set out in Item 1 overleaf).

7. Use and Care of the Centre

a. To take care of any goods, facilities equipment or space used by or provided to the Client pursuant to this Service Agreement and to keep them in a clean condition.

b. Not to make alterations or additions or install heavy equipment in the Centre, without the written consent of Servcorp.

c. Not to damage or mistreat any equipment provided by Servcorp as part of the Services.

d. Not to allow the installation of any machine, cabling, IT or telecoms connection in the Centre for sending or receiving of any communications without the written consent of Servcorp.

e. Not to sleep or permit anyone to sleep in the Centre.

f. Not to hold or permit to be held any retail sales or sale by auction in the Centre.

g. Not to smoke, or permit others to smoke, in the Office(s) or on the floor of the Centre on which the Office(s) are located.

h. Not to use the Centre for any immoral or illegal purposes.

i. Not to obstruct others' sales and business activities.

8. Equipment/Use

a. Not to use or permit to be used any communication or other equipment or machines by or for any other Client of Servcorp.

b. Not to divert or transfer any communications whether oral, or in written data in any form to any PABX telephone system or electronic receiving device owned by Servcorp or its agents, without the written consent of Servcorp.

9. Services

a. To pay during the term of the Service Agreement all charges for Services rendered by Servcorp to the Client at the rates stipulated by Servcorp from time to time. Servcorp reserves the right to change, review or vary the charges.

b. Not to at any time directly or indirectly through another business or affiliate, provide to any other Client of Servcorp any of the Services provided by Servcorp or by any company affiliated with Servcorp.

c. The Client must provide one months notice to Servcorp in writing to terminate monthly service rentals (i.e. Unified Communications, Fax, Servcorp Broadband Connection(s), Parking, Furniture Rental, Directory Board Listing).

d. The Client acknowledges that Servcorp owns all telephone numbers and I.P. addresses allocated to the Client, and agrees that they are only made available to the Client while they have this Service Agreement with Servcorp.

e. Five days per month complimentary access to an office/business lounge and "Test the Waters™" is available to the Client in cities where the Client is not a Servcorp or Servcorp Virtual Office client. Consecutive days are subject to availability. Bookings can only be made via Servcorp Online.

f. Servcorp retains the right to not accept any excessively large, unreasonable or unlawful packages.

g. The Client acknowledges that the beverage package is limited to self-service Twinings tea and coffee.

10. Internet

a. All Servcorp Broadband Internet Connections are subject to the current terms of use which are determined by Servcorp from time to time.

b. The Client acknowledges that the Service Level agreement is pursuant to the contract with the service provider.

11. Notice

Any written notice required or authorised by this Service Agreement:

a. Shall be deemed to have been served on the Client if emailed, delivered to the Office(s) or posted to the last known address of the Client and in the latter case shall be deemed to have been served on the second working day after posting.

b. Shall be deemed to have been served on Servcorp only if hand delivered or sent by registered post to Servcorp marked attention Manager.

12. Headlease

a. The Client acknowledges that this Service Agreement is subject to the terms of Servcorp's headlease ("Headlease") and any other documents or provisions binding on Servcorp or Servcorp's use of the Building.

b. The parties agree that this Service Agreement is dependent and conditional upon the Headlease and that if the Headlease is terminated for any reason this Service Agreement and any ability on the part of the Client to occupy the Office(s) shall also immediately terminate without prejudice to any antecedent rights.

13. Termination

a. Servcorp may terminate this Service Agreement by giving one month's written notice to the Client at any time.
i) For security purposes, Servcorp has the right within 14 days of Client commencement to terminate the agreement immediately.

b. Servcorp shall have the right to withhold Services (including incoming and outgoing telephone calls and Client access to the Office(s)) and/or re-enter the Office(s) without prior notice and shall have a general lien on all property of the Client physically situated on any premises of Servcorp or alternatively at Servcorp's discretion continue this Service Agreement as a periodic Service Agreement from month to month:

i. Where the Client has failed to pay for Accommodation or Services on the respective due dates;
or

ii. Where the Client has breached any term of this Service Agreement and fails to remedy that breach within seven days of being requested by Servcorp to do so.

c. The Client will be responsible for Servcorp's reasonable costs in recovering any monies owed under this Service Agreement.

d. The Client may remove its possessions and shall remove their signs provided that any damage or defacement occasioned in the course of such removal shall be remedied by the Client immediately and at their own expense. If it fails to do so Servcorp may do so at the Client's expense.

e. Upon the termination or determination of this Service Agreement for any cause the Client shall promptly and peacefully cease to occypy of the Office(s) and leave them in the condition and state of repair required by Clause 7 of this Service Agreement, and at the same time hand over all keys and access cards.

f. At time of termination, a fee (maximum fee will be two months list Accommodation Service) will be charged for administrative and office costs related to termination of the Service Agreement. This includes but is not limited to administrative fees, termination of phone and internet connections and make good of the premises (e.g. painting, steam cleaning of carpet, furniture repair). Common areas and floor equipment will be maintained during the Agreement. Restoration will be carried out by Servcorp's nominated contractors and personnel. Servcorp may continue to charge Accommodation to the Client for the time taken to restore/clean and will be charged at the rate applicable immediately prior to vacation.

g. If the Client fails to demand the refund of the security deposit within 360 days after the date of termination of this Service Agreement, the security deposit shall be deemed forfeited to Servcorp absolutely.

h. At the time of termination the Client, at Servcorp's discretion, will be required to pay a call administration/handling fee equivalent to the Platinum Virtual Membership for a period of three months from the date of termination. This Membership endeavours to ensure a smooth transition for the Client's business out of Servcorp.

14. Assignment of Rights

The Client shall not assign, transfer or use as collateral, any rights or obligations arising in connection with this Agreement to any third party or hold them on trust for any such party.

15. Servcorp Staff

a. If the Client, or any business of which the ownership or control is directly or indirectly associated with the Client, at any time during the term of the Service Agreement, or within 12 months after termination of the Service Agreement, employs any of the staff employed or who were employed by Servcorp or any business affiliated with Servcorp during the term of the Service Agreement then the Client shall pay to Servcorp by way of liquidated and/or ascertained damages an amount equal to 100% of the new annual wage and/or annual cash package of the employee. The applicability of liquidated and ascertained damages applies to all staff whether permanent, part-time or otherwise.

b. The Client acknowledges that the Services will be shared with other Clients of Servcorp.

c. Not to abuse or mistreat any persons employed by Servcorp.

16. Guarantor's Liability

a. The Guarantor unconditionally agrees jointly and severally with the Client to be liable to Servcorp for the payment of Services and all other monies payable by the Client and also for the due performance and observance of all the terms and conditions on the part of the Client.

b. All the provisions of this guarantee shall apply to any liabilities of the Client in respect of any other property owned or run by Servcorp or Servcorp's Affiliates.

c. In case the Guarantors registered home address, name, business name, company representative(s), company registration, or any other personal contact information has changed, the Client and the Guarantor shall notify Servcorp in writing without any further delay.

17. Indemnity Clause

a. With the exception of negligence, or willful misconduct, the Client shall expressly indemnify Servcorp, its employees, caretakers, cleaners, agents or invitees, against any theft or loss from the Office(s) or damage to the Office(s) and its contents attributable to the Client, howsoever occurring.

b. The Client shall expressly indemnify Servcorp against any loss, damage, corruption of data or any loss of information whether from hardware, software, internet, voice or communication system failure that may occur to the Client during the term of this Service Agreement.

18. Repairs

To pay to Servcorp on demand any sums required by Servcorp to repair to the satisfaction of Servcorp any damage to the Premises resulting from neglect, omission or a deliberate or careless act or a breach of any condition of the Service Agreement by the Client or any person who enters or is upon the Premises with the consent or sufferance of the Client. If the Client fails to do so Servcorp may do so at the Client's expense.

19. Costs

a. Should payment for Services and/or charges be made by any payment method other than Direct Debit Servcorp reserves the right to charge a payment administration fee per payment.

b. Should payment for Services and/or charges be made by credit card an administration fee of 5% of the amount paid will apply.

c. To pay all reasonable costs relating to this Service Agreement, including any legal costs whatsoever, stamp duty and any bank charges payable by Servcorp in respect of Accommodation Services and other amounts received by Servcorp from the Client pursuant to this Service Agreement.

20. Invoices

Any invoice issued by Servcorp to the Client shall constitute a formal demand for payment. Any monies owing to Servcorp for more than 14 days shall bear a late payment administrative fee at the rate of 5% per month until payment.

21. Servcorp Clients

a. In the event that during this Service Agreement, or within two years of the termination or expiration of this Service Agreement, the Client entices or persuades customers receiving services of Servcorp or any Affiliate of such client to leave Servcorp offices and to move to other premises not owned or run by Servcorp or the Affiliates of Servcorp and receive services not operated by Servcorp or Servcorp's Affiliates, this shall constitute a material breach of this Service Agreement.

b. In the event of a material breach of this Service Agreement by the Client, the Client shall promptly pay to Servcorp an amount of US$15,000 as a penalty.

c. Payment of the penalty under Clause 21b shall not preclude Servcorp demanding further payment for damages.

22. Consignment

The Client confers on Servcorp, or any party appointed by Servcorp, the right to purchase and store drinks, including liquor, in place of the Client.

23. Business-like dress standards apply at all times

The Client shall ensure that its employees, agents, contractors, clients and other persons who attend the premises wear business attire at all times.

24. Governing Law

The governing law of this Service Agreement will be the law of the Country in which the premises are located.

CLIENT TO INITIAL HERE: MP

SERVCORP

SERVICES AGREEMENT ADDENDUM

This Addendum dated May 26, 2016 shall be attached to and form a part of the Service Agreement dated April 26, 2016 between **Servcorp LLC** d/b/a Servcorp ("Us/We") and **Drone USA Inc** ("Client").

The following are additional provisions and/or modifications to the foregoing and annexed Service Agreement, effective as of May 26, 2016, **and in effect for the duration of the term and may not be canceled or diminished until the next renewal period.** In the event of any inconsistency between the provisions of this Addendum and the provisions of the foregoing and annexed Service Agreement, the provisions of this Addendum shall prevail for the premises known as Suite Number 24.

The Client shall occupy an additional suite known as Suite 59 for a period of 12 months from July 1, 2016 to June 30, 2017. The list rental of Suite 59 is $2500 and shall be discounted to $0 for four (4) months only from July 1, 2016 – 30 October, 2016. Rent shall thereafter revert to $2500 from November 1, 2016 for the remainder of the term. Two (2) people shall be the occupants of Suite 59.

Additional recurring fixed charges application for the 2 occupants per month shall apply as follow:

- Connect 2 - $560
- Beverage Pack 2 - $120

Further, additional Security Deposit of $2500 shall be billed, and once-off setup fees for office, internet and phone installation/connections, security access passes and keys and mandatory background checks at $850 per person shall be billed.

All provisions remain subject to the same terms and conditions contained within stated Service Agreement, and with specific reference to Item 8, Comments contained within the Overleaf. All terms and conditions not amended by this Addendum remain in effect and full force.

Signed: Selene Ng
Selene Ng (May 27, 2016)

Name: Selene Ng

On behalf of Servcorp LLC

Date: May 27, 2016

Signed: MICHAEL BANNON
MICHAEL BANNON (May 27, 2016)

Name: MICHAEL BANNON

On behalf of Drone USA Inc

Date: May 27, 2016

Signature: Ariel Reetz
Ariel Reetz (May 2?, 2016)

Email: houlouisiana@servcorp.com


SERVICES AGREEMENT ADDENDUM

Your Office Addendum | Servcorp

Adobe Sign Document History 05/27/2016

Created:	05/26/2016
By:	Ariel Reetz (houlouisiana@servcorp.com)
Status:	SIGNED
Transaction ID:	CBJCHBCAABAAnYTms-9PfrDhcvN-Y5jN_P9elrFQ5GtF

"Your Office Addendum | Servcorp" History

Document created by Ariel Reetz (houlouisiana@servcorp.com)
05/26/2016 - 5:50:52 CDT - IP address: 61.28.217.93

Ariel Reetz (houlouisiana@servcorp.com) has agreed to the terms of use and to do business electronically with Servcorp
05/26/2016 - 5:51:44 CDT - IP address: 61.28.217.93

Document e-signed by Ariel Reetz (houlouisiana@servcorp.com)
Signature Date: 05/26/2016 - 5:51:44 CDT - Time Source: server - IP address: 61.28.217.93

Document emailed to MICHAEL BANNON (mike@drone1usa.com) for signature
05/26/2016 - 5:51:45 CDT

Document viewed by MICHAEL BANNON (mike@drone1usa.com)
05/26/2016 - 6:13:55 CDT - IP address: 70.214.96.195

MICHAEL BANNON (mike@drone1usa.com) has agreed to the terms of use and to do business electronically with Servcorp
05/27/2016 - 9:30:24 CDT - IP address: 74.93.16.121

Document e-signed by MICHAEL BANNON (mike@drone1usa.com)
Signature Date: 05/27/2016 - 9:30:24 CDT - Time Source: server - IP address: 74.93.16.121

Document emailed to Selene Ng (selene.ng@servcorp.com.au) for signature
05/27/2016 - 9:30:24 CDT

Document viewed by Selene Ng (selene.ng@servcorp.com.au)
05/27/2016 - 10:38:24 CDT - IP address: 107.72.96.255

Selene Ng (selene.ng@servcorp.com.au) has agreed to the terms of use and to do business electronically with Servcorp
05/27/2016 - 11:27:41 CDT - IP address: 61.28.217.253

Document e-signed by Selene Ng (selene.ng@servcorp.com.au)

Signature Date: 05/27/2016 - 11:27:41 CDT - Time Source: server - IP address: 61.28.217.253

Signed document emailed to MICHAEL BANNON (mike@drone1usa.com), helen.kim@servcorp.com, Selene Ng (selene.ng@servcorp.com.au) and Ariel Reetz (houlouisiana@servcorp.com)

05/27/2016 - 11:27:41 CDT

SERVCORP

SERVICES ADDENDUM

This Addendum dated July 28, 2016 shall be attached to and form a part of the Service Agreement dated April 26, 2016 between **Servcorp LLC d/b/a Servcorp** ("Us/We") and **Drone USA Inc** ("Client").

The following are additional provisions and/or modifications to the foregoing and annexed Service Agreement, effective as of July 28, 2016, and in effect for the duration of the term and may not be canceled or diminished until the next renewal period. In the event of any inconsistency between the provisions of this Addendum and the provisions of the foregoing and annexed Service Agreement, the provisions of this Addendum shall prevail for the premises known as Suite Number 24.

The Client shall occupy an additional suite known as Suite 58 for a period of 12 months from September 1, 2016 to August 31, 2017. The list rental of Suite 58 is $6500 and shall be discounted to $0 for TWO (2) months only from September 1, 2016 – October 31, 2016. Rent shall thereafter revert to $3500 from November 1, 2016 for the remainder of the term.
Additional recurring fixed charges application for the additional occupants per month shall apply as follow:

- Connect $310 per person
- Beverage Pack $60 per person

Further, additional Security Deposit of $3500 shall be billed, and once-off setup fees for office, internet and phone installation/connections, security access passes and keys and mandatory background checks at $850 per person shall be billed.
All provisions remain subject to the same terms and conditions contained within stated Service Agreement, and with specific reference to Item 8, Comments contained within the Overleaf. All terms and conditions not amended by this Addendum remain in effect and full force.

Signed: [signature]

Selene Ng, General Manager

On behalf of Servcorp LLC

Date: 28/7/16

Signed: [signature]

Dennis Antonelos

Drone USA Inc.

Date: 7/28/16